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                                                                    EXHIBIT 23.3


                           Michael Johnson & Co., LLC
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237

Michael B. Johnson C.P.A.                             Telephone:  (303) 796-0099
Member:  A.I.C.P.A.                                         Fax:  (303) 796-0137
Colorado Society of C.P.A.s




                      CONSENT OF MICHAEL JOHNSON & CO., LLC


The Board of Directors
IVG Corp.

         We agree to the inclusion in this Registration Statement on Form SB-2 of our report, dated April 10, 2000, on our audit of the financial statements of Internet Venture Group, Inc. and to the reference to our firm under the heading "Experts" in such Registration Statement.

                                                  /s/ Michael Johnson & Co., LLC
                                                  MICHAEL JOHNSON & CO., LLC
                                                  Denver, Colorado
                                                  October 5, 2001